UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2020

Achison Inc

(Exact name of registrant as specified in its charter)

New York	000-56157	47-2643986
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135-22 Northern Blvd, 2nd Fl, Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

917-470-5393

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

ITEM 4.01 CHANGES IN REGISTRANT’ S CERTIFYING ACCOUNTANT

(a) On June 2, 2020, the board of directors of Achison Inc (the “Company”) terminated Monis J. Siddiqui CPA P.C. (“MJS”) as its independent registered public accounting firm effective as of June 2, 2020.  MJS had only been named as the Company’s auditor on April 24, 2020 and no accounting work was commenced by MJS since that date. During this short period of time, there were no disagreements with MJS on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

(b) On June 2, 2020, the Company, based on the decision of its board of directors, approved the engagement of B F Borgers CPA PC (“B F Borgers”), located in Lakewood, Colorado to serve as the Company’s independent registered public accounting firm, commencing June 2, 2020.

During the fiscal year ended March 31, 2019 and through the date of the board of directors’ decision, the Company did not consult B F Borgers with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACHISON INC

Dated: June 4, 2020	By:	/s/ Dingshan Zhang
Dingshan Zhang
President

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